UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2023

KENSINGTON CAPITAL ACQUISITION CORP. V

(Exact name of registrant as specified in charter)

Cayman Islands	001-40741	98-1592043
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Old Country Road, Suite 301 Westbury, New York	11590
(Address of principal executive offices)	(Zip code)

(703) 674-6514

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and three-fourths of one redeemable warrant	KCGI.U	The New York Stock Exchange
Class A ordinary shares included as part of the units	KCGI	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	KCGI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2023 and August 14, 2023, Kensington Capital Sponsor V LLC (the “Sponsor”), the sponsor of Kensington Capital Acquisition Corp. V (the “Company”), and the Company, entered into agreements (the “Non-Redemption Agreements”) with several unaffiliated third parties in exchange for them agreeing not to redeem an aggregate of 2,600,000 Class A ordinary shares (the “Non-Redeemed Shares”) of the Company at the extraordinary general meeting called by the Company (the “Extraordinary General Meeting”) to approve, among other proposals, an extension of time for the Company to consummate an initial business combination (the “Extension Amendment Proposal”) from August 17, 2023 to August 17, 2024 (the “Extension”). In exchange for the foregoing commitment not to redeem such shares, the Sponsor has agreed to transfer to such investors an aggregate of 568,750 Class B ordinary shares of the Company held by the Sponsor immediately following the consummation of an initial business combination if they continue to hold such Non-Redeemed Shares through the Extraordinary General Meeting. The Non-Redemption Agreements are not expected to increase the likelihood that the Extension Amendment Proposal is approved by shareholders but will increase the amount of funds that remain in the Company’s trust account following the Extraordinary General Meeting. The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

The Company has determined that, if the Extension Amendment Proposal is approved and the Extension is implemented, it will not utilize any funds from its trust account to pay any potential excise taxes that may become due upon a redemption of the Company’s public shares in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, each as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC on April 3, 2023 and other documents filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Additional Information and Where to Find It

The Company urges investors, shareholders and other interested persons to read the definitive proxy statement for the Extraordinary General Meeting (the “Definitive Proxy Statement”) as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Extension Amendment Proposal. Shareholders may obtain copies of the Definitive Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to the Company’s proxy solicitor, Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, Toll-Free (individuals) 800-662-5200 or (banks and brokers) 203-658-9400, Email: KCGI@morrowsodali.com.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Exhibit

10.1	Form of Non-Redemption Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 14, 2023

KENSINGTON CAPITAL ACQUISITION CORP. V

By:	/s/ Daniel Huber
	Name:	Daniel Huber
	Title:	Chief Financial Officer

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